SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 2, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

        Delaware                     001-16533                  63-1261433
(State of Incorporation)       (Commission File No.)     (IRS Employer I.D. No.)


100 Brookwood Place, Birmingham, Alabama                           35209
 (Address of Principal Executive Office )                        (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))


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Item 7.01 Regulation FD Disclosure

               On August 2, 2005 ProAssurance Corporation announced that shareholders of NCRIC Group, Inc. have approved NCRIC Group's merger into ProAssurance.

               NCRIC Group's merger into ProAssurance is expected to be declared effective upon the close of business on August 3, 2005. Each share of NCRIC common stock will be converted into 0.25 shares of ProAssurance common stock automatically at the effective time of the merger. NCRIC expects to delist its stock on NASDAQ at that time. Holders of NCRIC shares may begin trading their converted shares as ProAssurance common stock on the NYSE on August 4, 2005, the day following the expected effective time of the merger. Record holders of NCRIC common stock will receive instructions for exchanging their certificates of NCRIC common stock for certificates of ProAssurance common stock within the next few days.

               A copy of the news release issued by ProAssurance disclosing the proposed transaction is attached as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits

          Exhibit 99.1 - News release dated August 2, 2005


We are furnishing the exhbit to this Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2005



                                              PROASSURANCE CORPORATION




                                              By:  /s/ Edward L. Rand, Jr.
                                              ----------------------------------
                                                       Edward L. Rand, Jr.
                                                       Chief Financial Officer